Cooperation Agreement Between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City

The Agreement is concluded by the following both parties on October 30, 2015 at Qingdao.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as “Benefactum Alliance Business”)

Legal Representative: _____________

Party B: Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City (hereinafter referred to as “Yinxin Small Loan”)

Legal Representative: _____________

WHEREAS:

1. Party A is a company engaging in Internet financial services platform with good reputation, excellent team, rich financial strength, efficient, high-quality service level and advanced management experience.

2. Party B is a persistent small loan company, which is legally registered in Weifang and has obtained the financial business license with good reputation and professional ability.

3. Party A is a new financial intermediary service platform of internet with huiyingdai.com project and good development prospect.

4. Party B shall voluntarily make the most of itself professional advantage to cooperate with Party A on financial services through Internet financial service platform at huiyingdai.com.

5. Party B hereby has known and fully accepted to observe the Use and Service Terms at huiyingdai.com of the service platform at huiyingdai.com (For details, see the contents published at huiyingdai.com as the Attachment of this Agreement).

6. Both parties shall actively explore and use Internet technology to engage in the small micro enterprise financing, personal loans, investment & financing, and other services based on the principles of equality, good faith and mutual benefit and under the condition of the current laws and regulations and relevant regulatory system.

Party A and Party B hereby have reached the following agreement through full consultation:

I.       Mode about the cooperation

1. Party A has the following main works as an intermediary party:

(1)       Release the financing information, audit and approve the validity of information, and ensure the safety of customer information;

(2)       Provide financial consulting and other consulting value-added services, and facilitate the successful assignment of Party B’s creditor’s rights project through the platform at huiyingdai. com.

(3)       Coordinate and manage the cooperation with each participant at “huiyingdai. com” Internet financial services platform; maintain the normal operation at “huiyingdai. com” Internet financial services platform;

(4)       Entrust the third party to manage capital account;

(5)       Assist the assignee of creditor’s rights (investors of the platform) to perform or entrust the rights arranged by the Agreement as the trustee;

(6)       Provide other services related to “huiyingdai. com”.

2. Party B has the following main works as the transferor of creditor’s rights:

(1)       Review and certificate the borrower’s information truthfulness of creditor’s rights project, and conduct due diligence to the borrower’s credit status in accordance with laws and regulations;

(2)       Provide credit guarantee to Party A, supervise the borrower’s implementation status, urge the borrower to repay on schedule, check and feedback the borrower’s credit status, implementation ability and debt paying ability change to Party A at any moment;

(3)       Party B must notice Party A immediately, if the borrower’s delinquency is more than 3 days;

(4)       Party B must repurchase creditor’s rights before the creditor’s rights project loan deadline expires;

3. Credit extension

(1)       Before the Agreement is concluded, Party A has passed its own investigation review and credit granting process. Party B has been confirmed and granted to enjoy the credit line of RMB one billion yuan, and can transfer its creditor’s rights within its credit line according to Party A’s requirement;

(2)       Party B’s credit line can be improved during the performance of the Agreement, if Party A agrees to improve Party B’s credit line and Party B’s application is provided.

(3)       Unless otherwise agreed, the credit extension under the Agreement is only used for the cooperation model agreed by both parties.

4. Cooperation period

(1)       Both parties confirm that the cooperation period of the Agreement is one year since the date of entry into force.

(2)       The Agreement shall automatically become void if no joint written confirmation is made by both parties after the Agreement expires. Another written agreement should be concluded if both parties want to continue their cooperation.

(3)       The termination and cancellation of the Agreement shall not affect the validity of the specific business contract confirmed by both parties before under the Agreement.

5. Margin terms

(1)       In order to ensure Party A and its platform investor’s benefit, 3% of the each single creditor’s rights project amount shall be deposited by Party B as cash deposit of Party A to provide guarantee for the creditor’s rights project with the mode of cash pledge.

(2)       The scope of guarantee includes the original capital of investment, income, interest, penalty, expenses, the expense of realizing creditor’s rights, and so on, which should be paid to Party A and its platform investors by Party B.

(3) Party B should remit the cash deposit of each single creditor’s rights project object to the account appointed by Party A before Party A releases its platform (account name: __________; opening bank: ______________________; account number: __________).

(4) After each single creditor’s rights buy-back deadline expires, if Party B has repurchased creditor’s rights , paid all payables and expenses, Party A shall return the cash deposit (without interest) to Party B according to the agreement.

(5)       Party A shall have the right to take out the cash deposit paid by Party B in a matching amount, if Party B fails to repurchase the creditor’s rights and pay the original capital of investment, earnings, penalty and expenses as agreed.

(6)       Party A shall have the right to take out the cash deposit of all creditor’s rights subject, released by Party B at platform, in the payable original capital of single creditor’s rights , earnings, penalty and expenses, if Party B ‘s any single creditor’s rights project fails to carry out buy-back liability according to the agreement.

(7)       After the cash deposit paid by Party B is taken out in a matching amount, Party B shall owe a duty of payment for all unpaid amount and expenses of Party A and platform investors.

(8)       After Party A takes out the cash deposit, paid by Party B, according to the agreement, Party B should make up the deficiency. Before Party B makes up the cash deposit, Party A shall have the right to suspend the agreement performance for the time being, and stop to release Party B’s creditor’s rights project subject at the platform.

II. Basic requirements for assignment of debts

1. The following conditions should be fulfilled for all creditors’ rights mentioned in the assignment of debts of the Agreement:

(1)       Party B shall enjoy the creditor’s rights got from normal operation according to the relevant provision;

(2)       The creditor’s rights related to assignment of debts has been strictly and circumspectly assessed according to the internal risk management system and standard;

(3)       The maximal amount of assignment of debts should meet the relevant regulations about small loan business in the operation and management regulations for small loan companies, in which the single amount of obligation loans should not exceed RMB 20 million yuan or 20% of Party B’s registered capital.

(4)       The loan purpose only focuses on business and legal consumption. Its interest rate should not exceed four times of benchmark lending interest rates of People’s Bank of China. Its loan term should not exceed 12 months. Its mode of payment should be repaid with interest at the maturity date.

III. Commitment and special agreement

1. Party B hereby promises that all information provided during the period of cooperation is real and effective, and it shall engage itself to bear warranty liability to its authenticity, and bear the compensation responsibility to all losses to Party A or platform investors (assignee of creditor’s rights ) caused by its fault.

2. Both parties hereby confirm that all electronic signatures or electronic confirmation used at “huiyingdai. com” Internet financial services platform are real and shall produce same legal force compared with written confirmation. Both parties shall fully perform all obligations and rights stated in electronic contracts or legal documents.

IV. Risk treatment mechanism

1. Party B must strictly deal with diligence investigation to the borrower according to internal risk management system and operation procedure, and ask them to provide third-party guarantee, deposit guarantee, security guarantee, pledge guarantee and other guarantee measures according to the borrower’s credit status.

2. In order to ensure the security of loan, Party A shall have the right to deal with diligence investigation to the credit assets transferred by Party B, or authorize a third party to investigate the credit assets transferred by Party B.

3. If Party B fails to repurchase creditor’s rights according to the regulations or has other event of default when creditor’s rights project expires, Party A shall have the right to ask Party B to perform its repurchase obligation of creditor’s rights, pay compensation trade, compensate economic losses (including but not limited to capital losses). Party B and Party C shall bear all the expenses caused hereby including attorney fees, travel expenses, valuation fees, auction fees, litigation expenses, and so on.

V. Collection of service charge

1. Party A shall provide financial consult and intermediate service to Party B, therefore, Party B should pay intermediate service charge and account management fees according to the project loan term.

The collection standard as follows: 1.5% of the loan shall be charged for once loan if the loan term is within one month (including one month). 2% of the loan shall be charged for once loan if the loan term is within 2-3 months (including 3 months). 3% of the loan shall be charged for once loan if the loan term is more than 3 months. 0.3% of the loan shall be charged for account management fees.

2. The intermediary service fee should be charged by Party A for one time after the project platform of creditor’s rights is transferred, and the account management fee should be charged for one time by Party A, when Party B repurchases its creditor’s rights.

3. All above-mentioned service charges can be transferred to Party A through third-party payment mechanism from the account of the borrower.

VI. Information protection and use

1. Both parties shall have the liability to keep secret to all customers’ information during the cooperation performance process, and should not use and leak customer’s information without customer’s authorization.

2. Party A can rationally use and release customer’s information under the scope of Use and Service Term at huiyingdai. com after it gets the permission from Party B and its customer.

3. Party B must not illegally use the information got from Party A’s “huiyingdai. com” Internet financial services platform, or set a similar platform and system without Party A’s permission.

VII. Responsibility for default

1. Both parties should strictly abide by the appointments of the Agreement and its attachment, and shall bear the responsibility for default if any party breaks its promise.

2. If the false information material, provided by Party B, breaks a promise, which makes the loan of creditor’s rights project void, Party B should not only compensate for the losses of investors of the platform (the assignee of creditor’s rights) and Party A by convention, but also pay 30% of the total loan amount as cash deposit.

3. If Party B fails to fulfill its cautious investigation obligation to the creditor’s rights project borrower and causes some losses to the investors of platform (the assignee of creditor’s rights) and Party A, Party B should compensate for the losses and pay 10% of the loan amount as penalty. If the above default occurs twice, Party A shall have the right to terminate the Agreement unilaterally.

4. If one of both parties violates the confidentiality agreement, the default party should pay one million yuan to the observant party. If the loss arising from default exceeds the cash deposit, the default party should compensate the loss, while the observant party shall have the right to terminate the Agreement.

5. If Party B breaks other agreement and causes some losses to Party A, it should pay one million yuan to Party A while should compensate Party A’s losses.

6. If Party A breaks the Agreement and causes some losses to Party B, it should pay one million yuan to Party B while should compensate Party B’s losses.

7. The losses referred to in the Agreement, include but not limited to the service charge of creditor’s rights project, principal and interests, penalty, and attorney fees, travel expenses, valuation fees, auction fees, litigation costs, and so on caused by advocating rights.

VIII. Termination of the Agreement

1. The Agreement can be terminated after multiple negotiations by both parties. Otherwise, any party should not terminate the Agreement arbitrarily, except otherwise agreed by both parties. If the Agreement is terminated arbitrarily, the default party should pay one million yuan as cash deposit for the observant party.

2. If Party B loses the financial services qualification for small loan, or its company has been cancelled, revoked, bankrupted or dissolved, the Agreement shall be deactivated automatically, and its odds and ends shall be solved by Party B’s shareholder or corresponding obligee and Party A through negotiation.

3. If the Agreement is terminated, Party B should continue to perform the project, which has been concluded without completion during the period of the Agreement performance, and it is applicable to the convention related to default and risk treatment mechanism of the Agreement.

IX. Others

1. Both parties hereby confirm that their respective delivery address and contact persons are as follows

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (hereinafter referred to as “Benefactum Alliance Business.”)

Address:

Contact(s):

Telephone:

E-mail address:

Party B: Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City (hereinafter referred to as “Yinxin Small Loan”)

Address:

Contact(s):

Telephone:

E-mail address:

1. Both parties hereby promise that, if there is any modification to the information, including residence, contact address and so on, should be noticed to the other party in written form on time, otherwise, all issues related to the rejection or return of sending files to the above address shall be seen as delivery.

2. All disputes arising from the performance of the Agreement shall be settled through friendly negotiations. If no agreement is reached through consultation, they may submit to the people’s court.

3. For issues not stipulated in this Agreement, both parties may sign a supplement agreement after separate negotiation.

4. This Agreement is made in duplicate, which shall go into effect since the date of Party A and Party B signing and sealing the Agreement. Each Party shall have one set of the original version. Both versions are equally valid.

Party A: Benefactum Alliance Business Consultant (Beijing) Co., Ltd.

Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (seal)

Legal Representative or Authorized Person: (Signature)

October 30, 2015

Party B: Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City

Yinxin Small Loan Co., Ltd. in Fangzi District of Weifang City (seal)

Legal Representative or Authorized Person: (Signature)

October 30, 2015